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                                                 Registration No. 33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                         FORM S-8 REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                            MILLENNIUM CHEMICALS INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                    22-3436215
          --------                                    ----------
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification No.)

  1 Grosvenor Place, London, England                    SWIX 7JH
---------------------------------------                ----------
(Address of Principal Executive Offices)               (Zip Code)

                                QUANTUM CHEMICAL
                      RETIREMENT SAVINGS & INVESTMENT PLAN
                        FOR HOURLY REPRESENTED EMPLOYEES
                            (Full title of the plan)

                                GRAHAM DRANSFIELD
                                 Vice President
                            Millennium Chemicals Inc.
                   1 Grosvenor Place London, England SWIX 7JH
              Copy to: Senior Vice President-Law and Administration
                            Millennium Chemicals Inc.
                  99 Wood Avenue South Iselin, New Jersey 08830
                  ---------------------------------------------
                     (Name and address of agent for service)
                                 (908) 603-6600
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



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Title of                         Proposed Maxi-  Proposed Maxi-
Securities                       mum Offering    mum Aggregate       Amount of
  to be          Amount to be      Price Per      Offering         Registration
Registered       Registered        Share (2)        Price              Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.01    42,216        $23.6875         $1,000,000         $344.83
per share (1)
--------------------------------------------------------------------------------


(1) In Addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Determined in accordance with Rule 457(c) based on the average of the high and low sales prices on the New York Stock Exchange on September 25, 1996.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

        The following documents and portions of documents filed by Registrant or by the Plan pursuant to the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

        (a) The Plan's Annual Report on Form 11-K for the year ended December 31, 1995 (Commission file No. 33-69700) and Registrant's Registration Statement on Form 10 (the "Form 10"), effective August 23, 1996, and Registrant's Information Statement, dated August 23, 1996 attached as Annex A to Form 10 furnished to holders of Ordinary Shares in the capital of Hanson PLC in connection with a proposed dividend of 100% of the capital stock of Registrant, including the description therein at page 78 of the Common Stock.

        (b) All documents filed pursuant to Section 13(a) or 15(d) of the Exchange Act by Registrant since the effective date of the Form 10 and by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold, also shall be deemed to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

        In accordance with Section 145 of the Delaware General Corporation Law ("DGCL"), which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIV ("Article XIV") of the Registrant's By-Laws grants the Registrant's directors, officers and employees a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (i) by reason of the fact that they are or were directors, officers or employees of Registrant or (ii) by reason of the fact, while they are or were directors, officers or employees of Registrant, they are or were serving at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of another corporation, partnership, joint venture, trust or enterprise.
Article XIV of the By-Laws further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to Registrant by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be

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indemnified under Article XIV. Registrant may not indemnify or make advance payments to any person in connection with proceedings initiated against Registrant by such person without the authorization of the Registrant's Board of Directors, except with respect to counterclaims, cross-claims, third-party claims or as otherwise ordered by a court of competent jurisdiction.

        In addition, Article XIV provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Article XIV allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of the corporation and to inure to the benefit of the indemnitee's heirs, executors and administrators.

        Article XIV further provides that the right to indemnification is not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, the Certificate of Incorporation or By-Laws, any agreement or vote of stockholders or disinterested directors or otherwise, and allows Registrant to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Registrant's By-Laws authorize Registrant to purchase insurance for directors, officers and employees of Registrant, and persons who serve at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of other enterprises against any expense, liability or loss incurred in such capacity, whether or not Registrant would have the power to indemnify such persons against such expense or liability under the By-Laws. Registrant intends to maintain insurance coverage for its officers and directors as well as insurance coverage to reimburse Registrant for potential costs of its corporate indemnification of directors and officers.

Item 8.        Exhibits.

 4.1 Form of amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 3.1 of Registrant's Form 10 as filed August 23, 1996.


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
4.2 Amended and Restated By-Laws of Registrant incorporated by reference to Exhibit 3.2 to Registrant's Form 10 as filed
               August 23, 1996.

4.3 Specimen form of certificate representing Common Stock of Registrant incorporated by reference to Exhibit 4.1 to Registrant's Form 10 as filed August 23, 1996.

4.4            Quantum Chemical Retirement Savings & Investment
               Plan For Hourly Represented Employees.

5.1 Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1 Consent of Price Waterhouse LLP, independent accountants, Morristown, New Jersey.

23.2 Consent of Ernst & Young LLP, independent auditors, Hull, England.

23.3           Consent of Ernst & Young LLP, independent auditors,
               Hackensack, New Jersey

23.4           Consent of William M. Landuyt

23.5           Consent of Robert E. Lee

23.6           Consent of The Rt. Hon. Kenneth Baker CH MP

23.7           Consent of Worley H. Clark, Jr.

23.8           Consent of The Rt. Hon. Lord Glenarthur

23.9           Consent of David J.P. Meachin

23.10          Consent of Martin G. Taylor

Item 9.        Undertakings.

        (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the

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information set forth in the registration statement: (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on September 27, 1996.

                                       MILLENNIUM CHEMICALS INC.
                                       (Registrant)

                                   By:     /s/ Graham Dransfield
                                       _________________________________________
                                               Graham Dransfield

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                                       Date
---------                      -----                                       ----

 /s/ Derek C. Bonham           President and                               September 27, 1996
-----------------------        Director (Principal
Derek C. Bonham FCA            Executive Officer)


 /s/ Andrew J. H. Dougal       Treasurer and                               September 27, 1996
-------------------------      Director (Principal
Andrew J. H. Dougal            Financial Officer and
                               Principal Accounting
                               Officer)


 /s/ Graham Dransfield         Vice President and                          September 27, 1996
-----------------------        Director
Graham Dransfield



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        Pursuant to the requirements of the Securities Act of 1933, the Benefits
Administration Committee has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Iselin, and State of New Jersey on September 27, 1996.

                                            QUANTUM CHEMICAL
                                            RETIREMENT SAVINGS & INVESTMENT PLAN
                                            FOR HOURLY REPRESENTED EMPLOYEES

                                   By:   /s/ Anna M. Grant
                                       _________________________________________
                                       Name:  Anna M. Grant
                                       Title:  Committee Member



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                                  EXHIBIT INDEX

Exhibit
  No.
-------
4.1            Form of amended and Restated Certificate of Incorporation of
               Registrant incorporated by reference to Exhibit 3.1 of
               Registrant's Form 10 as filed August 23, 1996.

4.2 Amended and Restated By-Laws of Registrant incorporated by reference to Exhibit 3.2 to Registrant's Form 10 as filed
               August 23, 1996.

4.3 Specimen form of certificate representing Common Stock of Registrant incorporated by reference to Exhibit 4.1 to Registrant's Form 10 as filed August 23, 1996.

4.4            Quantum Chemical Retirement Savings & Investment Plan
               For Hourly Represented Employees.

5.1 Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1           Consent of Price Waterhouse LLP, independent accountants,
               Morristown, New Jersey.

23.2 Consent of Ernst & Young LLP, independent auditors, Hull, England.

23.3           Consent of Ernst & Young LLP, independent auditors,
               Hackensack, New Jersey.

23.4           Consent of William M. Landuyt

23.5           Consent of Robert E. Lee

23.6           Consent of The Rt. Hon. Kenneth Baker CH MP

23.7           Consent of Worley H. Clark, Jr.

23.8           Consent of The Rt. Hon. Lord Glenarthur

23.9           Consent of David J.P. Meachin

23.10          Consent of Martin G. Taylor



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